EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 29, 2005 included in Amendment No. 1 of the Registration Statement on Form SB-2 and related Prospectus of Manaris Corporation (formerly C-Chip Technologies Corporation) for the registration of shares of its common stock.

/s/ "Manning Elliott LLP"

MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
December 22, 2005